Exhibit 99.1

News Release

onsemi to Acquire Silicon Carbide JFET Technology

to Enhance Its Power Portfolio for AI Data Centers

Acquisition of SiC JFET business and United Silicon Carbide subsidiary from Qorvo expected to expand company’s market opportunity by $1.3 billion within 5 years

SCOTTSDALE, Ariz. – Dec. 9, 2024 – onsemi (Nasdaq: ON) today announced that it has entered into an agreement to acquire the Silicon Carbide Junction Field-Effect Transistor (SiC JFET) technology business, including the United Silicon Carbide subsidiary, from Qorvo for $115 million in cash. The acquisition will complement onsemi’s extensive EliteSiC power portfolio and enable the company to address the need for high energy efficiency and power density in the AC-DC stage in power supply units for AI data centers. Additionally, the move will accelerate onsemi’s readiness for emerging markets such as EV battery disconnects and solid-state circuit breakers (SSCBs).

SiC JFETs offer the lowest on-resistance per chip area, using less than half of any other technology. They also allow for the use of typical off-the-shelf drivers, which have been deployed with silicon-based transistors for decades. Together, these benefits result in faster development, reduced energy consumption and lower system costs, providing significant value to power supply designers and data center operators.

“As AI workloads become more complex and energy-intensive, the importance of reliable SiC JFETs that deliver high energy efficiency and are able to handle high voltages will continue to increase,” said Simon Keeton, group president and general manager of the Power Solutions Group, onsemi. “With the addition of Qorvo’s industry leading SiC JFET technology, our intelligent power portfolio offers our customers yet another solution to optimize energy consumption and increase power density.”

The transaction is subject to customary closing conditions and is expected to be finalized in the first quarter of 2025.

More Information:

•	onsemi Investor Presentation

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About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner and smarter world. onsemi is recognized as a Fortune 500® company and included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

Caution Regarding Forward-Looking Statements:

This press release includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this press release could be deemed forward-looking statements, particularly statements about the impact of the announced acquisition of the SiC JFET technology division. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 5, 2024 (the “2023 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2023 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Contacts:

Krystal Heaton

Director, Head of Public Relations

onsemi

(480) 242-6943

Krystal.Heaton@onsemi.com

Parag Agarwal

Vice President - Investor Relations & Corporate Development

onsemi

(602) 244-3437

investor@onsemi.com